Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                          The Securities Act of 1933

                          TELSCAPE INTERNATIONAL, INC.
              (Exact name of registrant as specified in its charter)
                                    Texas
          (State or other jurisdiction of incorporation or organization)

                                   75-2433637
                      (I.R.S. Employer Identification No.)

2700 Post Oak Boulevard, Suite 1000,Houston, Texas                   77056
  (Address of principal executive offices)                        (Zip Code)

                            1993 Stock Option Plan
                    1994 Outside Directors Stock Option Plan
                 1995 Stock Option and Appreciation Rights Plan
                 1996 Stock Option and Appreciation Rights Plan 1998 Stock Option and Appreciation Rights Plan
               1998 MSN Stock Option and Appreciation Rights Plan
                   (Full titles of the plans)

                                Todd M. Binet
                          Chief Financial Officer
                        Telscape International, Inc.
                    2700 Post Oak Boulevard, Suite 1000
                            Houston, Texas  77056
                   (Name and address of agent for service)

                               (713) 968-0968
         (Telephone number, including area code, of agent for service)

    The Commission is requested to send copies of all communications to:
                           Morris F. DeFeo, Jr., Esq.
                      Swidler Berlin Shereff Friedman, LLP
                         3000 K Street, N.W., Suite 300
                          Washington, D.C.  20007-5116
                                  (202) 424-7500

                       CALCULATION OF REGISTRATION FEE

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Title of          Number of      Proposed       Proposed         Amount
Securities        Shares to      Maximum         Maximum            of
to be               be        Offering Price    Aggregate      Registration
Registered        Registered   Per Share (1)  Offering Price       Fee
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Shares issuable     516,051       $9.00        $ 4,644,459         $1,291
under options
for grant under
the Plans
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Shares subject    1,896,593       $5.80        $11,000,239        $3,058
to outstanding
stock options
granted under
the Plans
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(1)  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to rule 457. The price per share and aggregate offering price are based upon (a) the actual exercise price for shares subject to options previously granted under the Plans; and (b) the average of the bid and ask prices of the registrant's Common Stock on October 27, 1998, as reported on the Nasdaq National Market.
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                                  PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



Item 1.     Plan Information

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8. The documents containing the information specified in Item 1 will be sent or given to participants in the registrant's 1993 Stock Option Plan, 1994 Outside Directors Stock Option Plan, 1995 Stock Option and Appreciation Rights Plan, 1996 Stock Option and Appreciation Rights Plan, 1998 Stock Option and Appreciation Rights Plan, and 1998 MSN Stock Option and Appreciation Rights Plan.

Item 2.     Registrant Information and Employee Plan Annual Information

     The registrant shall provide to participants, without charge, upon their written or oral request, the documents incorporated by reference in Item 3 of
Part II of this registration statement. These documents are incorporated by reference in the Section 10(a) prospectus. The registrant shall also provide the participants without charge, upon their written or oral request, with all other documents required to be delivered to the participants pursuant to Rule 428(b) under the Act. Any and all such requests shall be directed to the registrant at 2700 Post Oak Boulevard, Suite 1000, Houston, Texas 77056 or at
(713) 968-0968.

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<PAGE.
                                    PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference

     The following documents filed by the registrant with the Securities and Exchange Commission (the "Commission) are hereby incorporated by reference in this Registration Statement:

          1. Registrant's annual report on Form 10-K, as filed with the Commission on March 31, 1998, as amended on Form 10-K/A on April 8, 1998 and May 21, 1998.

          2. Registrant's quarterly report on Form 10-Q, as filed with the Commission on May 15, 1998.

      3. Registrant's quarterly report on Form 10-Q, as filed with the Commission on August 14, 1998.

      4. Registrant's current report on Form 8-K, as filed with the Commission on January 7, 1998.

      5. Registrant's current report on Form 8-K, as filed with the Commission on February 6, 1998, as amended on Form 8-K/A on April 7, 1998.

      6. Registrant's current report on Form 8-K, as filed with the Commission on June 9, 1998.

      7. Registrant's registration of securities pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, on Form 8-A, as filed with the Commission on July 31, 1994 and August 11, 1994.

     In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities

     Not applicable.

Item 5.     Interests of Named Experts and Counsel

     Not applicable.

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Item 6.     Indemnification of Directors and Officers

     The registrant's By-Laws provide that the registrant shall indemnify and advance expenses to the directors, officers, employees, and agents of the registrant or any other persons serving at the request of the registrant in such capacities in a manner and to the maximum extent permitted by applicable state or federal law.

     The registrant's Articles of Incorporation provide that registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding and any inquiry or investigation that could lead to such an action, suit, or proceeding (whether or not by or in the right of the registrant), by reason of the fact that he is or was a director or officer of the registrant, or is or was serving at the request of the registrant as a director or officer, against all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys' fees and court costs) actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by any applicable law, and such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified. The right to indemnification under the registrant's Articles of Incorporation is a contract right and shall include, with respect to directors and officers, the right to be paid by the registrant the expenses incurred in defending any such proceeding in advance of its disposition; PROVIDED, HOWEVER, that, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the registrant of (i) a written affirmation by such director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification under the registrant's Articles of Incorporation or otherwise and (ii) a written undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the registrant's Articles of Incorporation or otherwise.
The indemnification and advancement of expenses provided by, or granted pursuant to, the registrant's Articles of Incorporation shall not be deemed exclusive of any right to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Persons who are not directors or officers of the registrant may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the registrant. The registrant may purchase and maintain liability insurance or make other arrangements for such obligations to the extent permitted by the Texas Business Corporation Act.

Item 7.     Exemption from Registration Claimed

     Not applicable.
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Item 8.     Exhibits

     See Exhibit Index on page 8.

Item 9.     Undertakings

(a)     The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
        Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on the 28th day of October, 1998.

                              TELSCAPE INTERNATIONAL, INC.


                            By: /s/ E. Scott Christ
                               -----------------------------------
                                    E. Scott Crist
                                    Chief Executive Officer

     Know all these persons by these presents, each person whose signature appears below constitutes and appoints E. Scott Crist and Todd M. Binet, and each of them severally, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name place and stead, in any and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing, requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                         Date
---------                        ------                        -----
/s/ E. Scott Crist
-----------------------     Chief Executive Officer          October 28, 1998
E. Scott Crist           (Principal Executive Officer) and
                                   Director
/s/ Manuel Landa
------------------------           Director                  October 28, 1998
Manuel Landa

/s/ Todd M. Binet
------------------------   Director, Treasurer, Secretary    October 28, 1998
Todd M. Binet                  Chief Financial Officer
                             (Principal Financial and
                               Accounting Officer)
/s/ Oscar Garcia
------------------------            Director                 October 29, 1998
Oscar Garcia

/s/ Ricardo Orea
-------------------------           Director                 October 30, 1998
Ricardo Orea

/s/ Darrel O. Kirkland
-------------------------           Director                 October 28, 1998
Darrel O. Kirkland

/s/ Enrique Orihuela
-------------------------           Director                 October 28, 1998
Enrique Orihuela

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                              Exhibit Index
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     Exhibit Number        Description
     ---------------       -----------

      3.1 Articles of Incorporation, as amended (Incorporated herein by reference to Exhibit 3.1 to the registrant's Registration Statement
                           No. 33-80542-D).

      4.1                  1993 Stock Option Plan

      4.2                  1994 Outside Directors Stock Option Plan

      4.3                  1995 Stock Option and Appreciation Rights Plan

      4.4                  1996 Stock Option and Appreciation Rights Plan

      4.5                  1998 Stock Option and Appreciation Rights Plan

      4.6                  1998 MSN Stock Option and Appreciation Rights Plan

      4.7 Form of Certificate evidencing Common Stock (Incorporated herein by reference to Exhibit 4.1 to the registrant's Registration Statement No. 33-80542-D).

      5.1                  Opinion of Gardere Wynne Sewell & Riggs, LLP

      23.1 Consent of Gardere Wynne Sewell & Riggs, LLP (included in its opinion filed as Exhibit 5.1)

      23.2                 Auditor Consent of BDO Seidman, LLP

      23.3                 Auditor Consent of Hoffman, McBryde & Co., P.C.

      23.4                 Auditor Consent of De Las Fuentes, De La Mora Y
                           Valdivia, S.C.

      24.1                 Power of Attorney (included on signature page)